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                                  EXHIBIT (3)(e)

                                ARTICLES OF MERGER

                                       OF

                      NATIONAL BANCSHARES CORPORATION OF TEXAS,
                                A TEXAS CORPORATION

                                      INTO

                        INTERNATIONAL BANCSHARES CORPORATION,
                                A TEXAS CORPORATION


    Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporations (each a
"Constituent Corporation" and together the "Constituent Corporations") adopt the following Articles of Merger for the purpose of merging them into one of such Constituent Corporations:

    1. The name and state of incorporation of each of the Constituent Corporations is:

        (a) National Bancshares Corporation of Texas, a Texas corporation ("NBT"); and

        (b)  International Bancshares Corporation, a Texas corporation ("IBC").

    2. An agreement and plan of merger (the "Plan of Merger") providing for the merger of NBT with and into IBC, with IBC being the corporation surviving the merger, has been approved by each of the Constituent Corporations.

    3. The Articles of Incorporation of IBC, as in effect at the effective time of the merger, shall be the Articles of Incorporation of the surviving corporation and no amendments are desired to be effected by the merger.

    4. The executed Plan of Merger is on file at the principal place of business of IBC at 1200 San Bernardo Avenue, Laredo, Texas 78041.

    5. A copy of the Plan of Merger will be furnished by IBC on written request and without cost to any shareholder of either of the Constituent Corporations.

    6.  As to IBC, shareholder approval is not required pursuant to Article
5.03 of the Act. As to NBT, the number and class of shares outstanding, being the only outstanding capital stock of NBT entitled to vote on the Plan of Merger, are as follows:

         Name of                                      Number of
  Constituent Corporation         Class          Shares Outstanding
  -----------------------         -----          ------------------
  NBT                            Common                1,000

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    7.  As to NBT, the holder of all of the issued and outstanding shares of capital stock of NBT has signed a written consent approving the Plan of Merger in accordance with the provisions of Article 9.10 of the Act.

    8. As to each of the Constituent Corporations, the Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Texas and by its constituent documents.

    9. IBC, as the surviving corporation in the merger, will be responsible for the payment of all fees and franchise taxes of each of the Constituent Corporations and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

   10. The merger of NBT with and into IBC shall be effective at 6:00 p.m., Central Time, on December 31, 2001.

Dated:  December 31, 2001

                                       INTERNATIONAL BANCSHARES CORPORATION,
                                       a Texas corporation



                                       By: /s/ DENNIS E. NIXON
                                          --------------------------------------
                                               Dennis E. Nixon, Chairman of the
                                               Board and President


                                       NATIONAL BANCSHARES CORPORATION OF
                                       TEXAS,
                                       a Texas corporation



                                       By: /s/ MARVIN E. MELSON
                                          --------------------------------------
                                               Marvin E. Melson, Chief Executive
                                               Officer and President


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